UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_____________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 2, 2026

TEREX CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-10702	34-1531521
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

301 Merritt 7, 4th Floor	Norwalk	Connecticut	06851
(Address of Principal Executive Offices)			(Zip Code)

Registrant's telephone number, including area code (203) 222-7170

NOT APPLICABLE
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.01 par value)	TEX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In conjunction with ongoing integration by Terex Corporation (“Terex” or the “Company”) following its recent merger with REV Group, Inc. (“REV”), Terex and Stephen Johnston agreed that Mr. Johnston will no longer serve as the Company’s Vice President, Chief Accounting Officer and Controller effective March 2, 2026. Mr. Johnston will continue with the Company for a period of time to ensure proper transition of responsibilities. Mr. Johnston’s departure as the Company’s Vice President, Chief Accounting Officer and Controller is not the result of any disagreement with the Company regarding its operations, policies or practices.

Joseph LaDue, 46, became the Company’s VP, Chief Accounting Officer and Controller effective March 2, 2026. Mr. LaDue most recently served as VP, Corporate Controller and Chief Accounting Officer for REV since December 2022. Prior to such role, Mr. LaDue also served in corporate controller and assistant corporate controller roles at REV since 2018. Prior to joining REV, Mr. LaDue worked for 13 years at KPMG LLP, including as an audit senior manager. Mr. LaDue is a certified public accountant.

As a result of the change, Mr. LaDue’s annual base salary will be $357,500. Mr. LaDue’s annual base salary will be reviewed annually by the Company in accordance with its normal review process, and he will be eligible for an incentive bonus with a target set at 40% of his annual salary. Mr. LaDue also received an initial long term incentive award of $139,000. Subject to Mr. LaDue’s and the Company’s performance, it is also contemplated that Mr. LaDue will be eligible to receive annual long-term incentive awards having a value of approximately 85% of his annual base salary.

There is no arrangement or understanding between Mr. LaDue and any other person pursuant to which Mr. LaDue will be serving as the Company’s Chief Accounting Officer. There are no family relationships, as defined in Item 401 of Regulation S-K, between Mr. LaDue and any of the Company’s directors or executive officers. There are no transactions to which the Company is a party and in which Mr. LaDue has a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

104 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 6, 2026

TEREX CORPORATION

By: /s/Scott J. Posner
Scott J. Posner
Senior Vice President
Secretary and General
Counsel